Exhibit 99.1

Dime Community Bancshares, Inc. Reports First Quarter 2025 EPS of $0.45; Adjusted EPS of $0.57

Continued Growth in Core Deposits and Business Loans On a Year-over-Year Basis

Net Interest Margin Expands by 16 basis points on a Linked Quarter Basis to 2.95%

Hauppauge, NY, April 22, 2025 (GLOBE NEWSWIRE) -- Dime Community Bancshares, Inc. (NASDAQ: DCOM) (the “Company” or “Dime”), the parent company of Dime Community Bank (the “Bank”), today reported net income available to common stockholders of $19.6 million for the quarter ended March 31, 2025, or $0.45 per diluted common share, compared to net loss available to common stockholders of $22.2 million, or $(0.54) per diluted common share, for the quarter ended December 31, 2024 and net income available to common stockholders of $15.9 million for the quarter ended March 31, 2024, or $0.41 per diluted common share.

First quarter 2025 results included $7.2 million of pre-tax expenses related to the final settlements associated with the termination of the legacy Bridgehampton National Bank pension plan.

Adjusted net income available to common stockholders (non-GAAP) totaled $24.7 million for the quarter ended March 31, 2025, an increase of 42% versus the prior quarter and an increase of 67% versus the quarter ended March 31, 2024 (see “Non-GAAP Reconciliation” tables at the end of this news release). Adjusted EPS (non-GAAP) totaled $0.57 per share for the quarter ended March 31, 2025, an increase of 36% versus the prior quarter and an increase of 50% versus the quarter ended March 31, 2024.

Stuart H. Lubow, President and Chief Executive Officer (“CEO”) of the Company, stated, “Our first quarter results were marked by strong Net Interest Margin (“NIM”) expansion and continued progress in diversifying our balance sheet. Our enhanced earnings power and robust capital ratios position us well for future growth. As outlined below we have made a strong start to the year from a recruiting standpoint, and are poised to continue to add talented individuals and gain market share in the quarters ahead.”

Year-to-date Recruiting Update

●	Hired Tom Geisel to Senior Executive Leadership Team. Mr. Geisel was instrumental in the growth and transformation of Sterling National Bank into a highly profitable $30 billion institution;
●	Hired Robert Rowe as incoming Chief Credit Officer (experience includes Chief Credit Officer at Sterling National Bank and Chief Risk Officer at CIT); incumbent Chief Credit Officer Brian Teplitz to retire at the end of May 2025;
●	Hired Jim LoGatto as an Executive Vice President to build Dime’s presence in Manhattan; Mr. LoGatto was previously the Director of US Private Banking at Israel Discount Bank of New York;
●	Hired Toni Badolato as Group Leader to grow lending presence on Long Island; Ms. Badolato was previously with M&T;
●	Hired George Taitt as Group Director and Amy Grandy as Associate Group Director to strengthen deposit presence in Queens; the Group was previously with the former Signature Bank and its successor, Flagstar Bank.

Highlights for the First Quarter of 2025 included:

●	Total deposits increased $717.0 million on a year-over-year basis;
●	Core deposits (excluding brokered and time deposits) increased $1.35 billion on a year-over-year basis;
●	The ratio of average non-interest-bearing deposits to average total deposits for the first quarter was 29.5%;
●	The cost of total deposits declined by 19 basis points versus the prior quarter;
●	The net interest margin increased to 2.95% for the first quarter of 2025 compared to 2.79% for the prior quarter;
●	The Company’s Common Equity Tier 1 Ratio increased to 11.12% at the end of the first quarter.

Management’s Discussion of Quarterly Operating Results

Net Interest Income

Net interest income for the first quarter of 2025 was $94.2 million compared to $91.1 million for the fourth quarter of 2024 and $71.5 million for the first quarter of 2024.

The table below provides a reconciliation of the reported net interest margin (“NIM”) and adjusted NIM excluding the impact of purchase accounting accretion on the loan portfolio.

(Dollars in thousands)	Q1 2025	Q4 2024	Q1 2024
Net interest income	$94,213	$91,098	$71,530
Purchase accounting amortization (accretion) on loans ("PAA")	(124)	(1,268)	(82)
Adjusted net interest income excluding PAA on loans (non-GAAP)	$94,089	$89,830	$71,448

Average interest-earning assets	$12,963,320	$12,974,958	$13,015,755

NIM (1)	2.95%	2.79%	2.21%
Adjusted NIM excluding PAA on loans (non-GAAP) (2)	2.94%	2.75%	2.21%

(1)	NIM represents net interest income divided by average interest-earning assets.
(2)	Adjusted NIM excluding PAA on loans represents adjusted net interest income, which excludes PAA amortization on acquired loans divided by average interest-earning assets.

Mr. Lubow commented, “While there has been a fair bit of volatility in the macroeconomic environment in recent weeks, Dime has multiple levers to grow our NIM over time.

●	First, we have a significant loan repricing opportunity starting in the second half of 2025 that will continue through 2027, assuming current forecasted interest rate levels remain accurate.

●	Second, and as demonstrated in the most recent rate cutting cycle, should the Federal Reserve cut short term rates in 2025 we anticipate a reduction in deposit costs, which will drive further NIM expansion.

●	Finally, core deposit growth and a continued focus on business loan growth will benefit our NIM over time as we continue to grow customers and hire productive teams.”

Loan Portfolio

The ending weighted average rate (“WAR”) on the total loan portfolio was 5.25% at March 31, 2025, a 1 basis point decrease compared to the ending WAR of 5.26% on the total loan portfolio at December 31, 2024.

Outlined below are loan balances and WARs for the quarter ended as indicated.

	March 31, 2025		December 31, 2024		March 31, 2024
(Dollars in thousands)	Balance	WAR (1)	Balance	WAR (1)	Balance	WAR (1)
Loans held for investment balances at period end:
Business loans (2)	$2,788,848	6.55%	$2,726,602	6.56%	$2,327,403	6.90%
One-to-four family residential, including condominium and cooperative apartment	961,562	4.77	952,195	4.72	873,671	4.48
Multifamily residential and residential mixed-use (3)(4)	3,780,078	4.46	3,820,492	4.49	3,996,654	4.57
Non-owner-occupied commercial real estate	3,191,536	5.07	3,231,398	5.13	3,386,333	5.24
Acquisition, development, and construction	140,309	7.96	136,172	7.95	175,352	8.40
Other loans	6,402	10.39	5,084	10.51	5,170	7.10
Loans held for investment	$10,868,735	5.25%	$10,871,943	5.26%	$10,764,583	5.34%

(1)    WAR is calculated by aggregating interest based on the current loan rate from each loan in the category, adjusted for non-accrual loans, divided by the total balance of loans in the category.

(2)    Business loans include commercial and industrial loans and owner-occupied commercial real estate loans.

(3)    Includes loans underlying multifamily cooperatives.

(4)    While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

Outlined below are the loan originations, for the quarter ended as indicated.

(Dollars in millions)	Q1 2025	Q4 2024	Q1 2024
Loan originations	$71.5	$187.5	$98.3

Deposits and Borrowed Funds

Period end total deposits (including mortgage escrow deposits) at March 31, 2025 were $11.61 billion, compared to $11.69 billion at December 31, 2024 and $10.90 billion at March 31, 2024. The Company reduced its brokered deposit levels to $285.6 million at March 31, 2025, compared to $422.8 million at December 31, 2024 and $897.1 million at March 31, 2024.

Total Federal Home Loan Bank advances were $508.0 million at March 31, 2025 compared to $608.0 million at December 31, 2024 and $773.0 million at March 31, 2024.

Non-Interest Income

Non-interest income was $9.6 million during the first quarter of 2025, compared to a loss of $33.9 million during the fourth quarter of 2024, and income of $10.5 million during the first quarter of 2024. Fourth quarter 2024 results included $42.8 million of pre-tax loss-on-sale of securities related to the re-positioning of the available-for-sale securities portfolio.

Non-Interest Expense

Total non-interest expense was $65.5 million during the first quarter of 2025, $60.6 million during the fourth quarter of 2024, and $52.5 million during the first quarter of 2024. Excluding the impact of the loss on extinguishment of debt, amortization of other intangible assets, severance expense, settlement loss related to the termination of a legacy pension plan, and the FDIC special assessment, adjusted non-interest expense was $58.0 million during the first quarter of 2025, $57.7 million during the fourth quarter of 2024, and $51.7 million during the first quarter of 2024 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Mr. Lubow commented, “Excluding the impact of the legacy Bridgehampton National Bank pension plan termination, first quarter expenses were well-controlled and in-line with our previous expectations.”

The ratio of non-interest expense to average assets was 1.90% during the first quarter of 2025, compared to 1.76% during the linked quarter and 1.52% during the first quarter of 2024. Excluding the impact of the loss on extinguishment of debt, amortization of other intangible assets, severance expense, the FDIC special assessment and settlement loss related to the termination of a legacy pension plan, the ratio of adjusted non-interest expense to average assets was 1.68% during the first quarter of 2025, 1.68% during the fourth quarter of 2024, and 1.50% during the first quarter of 2024 (see “Non-GAAP Reconciliation” tables at the end of this news release).

The efficiency ratio was 63.1% during the first quarter of 2025, compared to 105.9% during the linked quarter and 64.0% during the first quarter of 2024. Excluding the impact of net (gain) loss on sale of securities and other assets, fair value change in equity securities and loans held for sale, severance expense, the FDIC special assessment, settlement loss related to the termination of a legacy pension plan, loss on extinguishment of debt and amortization of other intangible assets the adjusted efficiency ratio was 55.8% during the fourth quarter of 2024, compared to 58.0% during the linked quarter and 64.7% during the first quarter of 2024 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Income Tax Expense

Income tax expense was $7.3 million during the first quarter of 2025, $3.3 million during the fourth quarter of 2024, and $6.6 million during the first quarter of 2024. The fourth quarter of 2024 income tax expense was inclusive of $9.1 million of income tax expense related to the taxable gain and Modified Endowment Contract Tax (“MEC”) Tax on the surrender of legacy BOLI assets. The effective tax rate for the first quarter of 2025 was 25.3%. Excluding the tax impact of the BOLI surrender, the fourth quarter 2024 effective rate was a tax benefit of 33.5%. The effective tax rate for the first quarter of 2024 was 27.1%.

Credit Quality

Non-performing loans were $58.0 million at March 31, 2025, compared to $49.5 million at December 31, 2024 and $34.8 million at March 31, 2024.

A credit loss provision of $9.6 million was recorded during the first quarter of 2025, compared to a credit loss provision of $13.7 million during the fourth quarter of 2024, and a credit loss provision of $5.2 million during the first quarter of 2024.

Capital Management

Stockholders’ equity increased $15.5 million to $1.41 billion at March 31, 2025, compared to $1.40 billion at December 31, 2024.

The Company’s and the Bank’s regulatory capital ratios continued to be in excess of all applicable regulatory requirements as of December 31, 2024. All risk-based regulatory capital ratios increased in the first quarter of 2025.

Dividends per common share were $0.25 during the first quarter of 2025 and the fourth quarter of 2024, respectively.

Book value per common share was $29.58 at March 31, 2025 compared to $29.34 at December 31, 2024.

Tangible common book value per share (which represents common equity less goodwill and other intangible assets, divided by the number of shares outstanding) was $25.94 at March 31, 2025 compared to $25.68 at December 31, 2024 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Earnings Call Information

The Company will conduct a conference call at 8:30 a.m. (ET) on Tuesday, April 22, 2025, during which CEO Lubow will discuss the Company’s first quarter 2025 financial performance, with a question-and-answer session to follow.

Participants may access the conference call via webcast using this link: https://edge.media-server.com/mmc/p/cbadbvnq. To participate via telephone, please register in advance using this link: https://register-conf.media-server.com/register/BIafdc630ea47c427ea6661eb613e46913. Upon registration, all telephone participants will receive a one-time confirmation email detailing how to join the conference call, including the dial-in number along with a unique PIN that can be used to access the call. All participants are encouraged to dial-in 10 minutes prior to the start time.

A replay of the conference call and webcast will be available on-demand for 12 months at https://edge.media-server.com/mmc/p/cbadbvnq.

ABOUT DIME COMMUNITY BANCSHARES, INC.

Dime Community Bancshares, Inc. is the holding company for Dime Community Bank, a New York State-chartered trust company with over $14 billion in assets and the number one deposit market share among community banks on Greater Long Island (1).

(1) Aggregate deposit market share for Kings, Queens, Nassau & Suffolk counties for community banks with less than $20 billion in assets.

This news release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements may be identified by use of words such as “annualized," “anticipate," "believe," “continue,” "could," "estimate," "expect," "intend," “likely,” "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases, including references to assumptions.

Forward-looking statements are based upon various assumptions and analyses made by the Company in light of management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company's control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Accordingly, you should not place undue reliance on such statements. Factors that could affect our results include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Company’s control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may affect demand for our products and reduce interest margins and the value of our investments; changes in government monetary or fiscal policies and actions may adversely affect our customers, cost of credit and overall result of operations; changes in deposit flows, the cost of funds, loan demand or real estate values may adversely affect the business of the Company; changes in the quality and composition of the Company’s loan or investment portfolios or unanticipated or significant increases in loan losses may negatively affect the Company’s financial condition or results of operations; changes in accounting principles, policies or guidelines may cause the Company’s financial condition to be perceived differently; changes in corporate and/or individual income tax laws may adversely affect the Company's financial condition or results of operations; general socio-economic conditions, public health emergencies, international conflict, inflation, and recessionary pressures, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry may be less favorable than the Company currently anticipates and may adversely affect our customers, our financial results and our operations; legislation or regulatory changes may adversely affect the Company’s business; technological changes may be more difficult or expensive than the Company anticipates; there may be failures or breaches of information technology security systems; success or consummation of new business initiatives may be more difficult or expensive than the Company anticipates; there may be difficulties or unanticipated expense incurred in the consummation of new business initiatives or the integration of any acquired entities; and litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than the Company anticipates. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and updates set forth in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Contact: Avinash Reddy
Senior Executive Vice President – Chief Financial Officer
718-782-6200 extension 5909

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In thousands)

	March 31,	December 31,	March 31,
	2025	2024	2024
Assets:
Cash and due from banks	$1,030,702	$1,283,571	$370,852
Securities available-for-sale, at fair value	710,579	690,693	859,216
Securities held-to-maturity	631,334	637,339	589,331
Loans held for sale	2,527	22,625	8,973
Loans held for investment, net:
Business loans (1)	2,788,848	2,726,602	2,327,403
One-to-four family and cooperative/condominium apartment	961,562	952,195	873,671
Multifamily residential and residential mixed-use (2)(3)	3,780,078	3,820,492	3,996,654
Non-owner-occupied commercial real estate	3,191,536	3,231,398	3,386,333
Acquisition, development and construction	140,309	136,172	175,352
Other loans	6,402	5,084	5,170
Allowance for credit losses	(90,455)	(88,751)	(76,068)
Total loans held for investment, net	10,778,280	10,783,192	10,688,515
Premises and fixed assets, net	33,650	34,858	44,501
Restricted stock	66,987	69,106	74,346
BOLI	389,167	290,665	352,277
Goodwill	155,797	155,797	155,797
Other intangible assets	3,644	3,896	4,753
Operating lease assets	45,657	46,193	51,988
Derivative assets	98,740	116,496	135,162
Accrued interest receivable	56,044	55,970	55,369
Other assets	94,574	162,857	110,012
Total assets	$14,097,682	$14,353,258	$13,501,092
Liabilities:
Non-interest-bearing checking (excluding mortgage escrow deposits)	$3,245,409	$3,355,829	$2,819,481
Interest-bearing checking	950,090	1,079,823	635,640
Savings (excluding mortgage escrow deposits)	1,939,852	1,927,903	2,347,114
Money market	4,271,363	4,198,784	3,440,083
Certificates of deposit	1,121,068	1,069,081	1,555,157
Deposits (excluding mortgage escrow deposits)	11,527,782	11,631,420	10,797,475
Non-interest-bearing mortgage escrow deposits	88,138	54,715	101,229
Interest-bearing mortgage escrow deposits	4	6	173
Total mortgage escrow deposits	88,142	54,721	101,402
FHLBNY advances	508,000	608,000	773,000
Other short-term borrowings	—	50,000	—
Subordinated debt, net	272,370	272,325	200,174
Derivative cash collateral	85,230	112,420	132,900
Operating lease liabilities	48,432	48,993	54,727
Derivative liabilities	92,516	108,347	122,112
Other liabilities	63,197	70,515	79,931
Total liabilities	12,685,669	12,956,741	12,261,721
Stockholders' equity:
Preferred stock, Series A	116,569	116,569	116,569
Common stock	461	461	416
Additional paid-in capital	623,305	624,822	492,834
Retained earnings	803,202	794,526	819,130
Accumulated other comprehensive loss ("AOCI"), net of deferred taxes	(39,045)	(45,018)	(85,466)
Unearned equity awards	(12,909)	(7,640)	(10,191)
Treasury stock, at cost	(79,570)	(87,203)	(93,921)
Total stockholders' equity	1,412,013	1,396,517	1,239,371
Total liabilities and stockholders' equity	$14,097,682	$14,353,258	$13,501,092

(1)     Business loans include commercial and industrial loans, owner-occupied commercial real estate loans and Paycheck Protection Program (“PPP”) loans.

(2)     Includes loans underlying multifamily cooperatives.

(3)    While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are here reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands except share and per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Interest income:
Loans	$142,705	$148,000	$143,565
Securities	11,323	10,010	7,880
Other short-term investments	7,837	7,473	9,564
Total interest income	161,865	165,483	161,009
Interest expense:
Deposits and escrow	58,074	64,773	73,069
Borrowed funds	8,381	8,542	14,697
Derivative cash collateral	1,197	1,070	1,713
Total interest expense	67,652	74,385	89,479
Net interest income	94,213	91,098	71,530
Provision for credit losses	9,626	13,715	5,210
Net interest income after provision	84,587	77,383	66,320
Non-interest income:
Service charges and other fees	4,643	3,942	4,544
Title fees	98	226	133
Loan level derivative income	61	491	406
BOLI income	3,993	2,825	2,461
Gain on sale of Small Business Administration ("SBA") loans	82	22	253
Gain on sale of residential loans	32	83	77
Fair value change in equity securities and loans held for sale	18	15	(842)
Net loss on sale of securities	—	(42,810)	—
Gain on sale of other assets	—	554	2,968
Other	706	791	467
Total non-interest income (loss)	9,633	(33,861)	10,467
Non-interest expense:
Salaries and employee benefits	35,651	35,761	32,037
Severance	76	1,254	42
Occupancy and equipment	8,002	7,569	7,368
Data processing costs	4,794	4,483	4,313
Marketing	1,666	1,897	1,497
Professional services	2,116	2,345	1,467
Federal deposit insurance premiums (1)	2,047	2,116	2,239
Loss on extinguishment of debt	—	—	453
Loss due to pension settlement	7,231	1,215	—
Amortization of other intangible assets	252	285	307
Other	3,676	3,688	2,788
Total non-interest expense	65,511	60,613	52,511
Income (loss) before taxes	28,709	(17,091)	24,276
Income tax expense (2)	7,251	3,322	6,585
Net income (loss)	21,458	(20,413)	17,691
Preferred stock dividends	1,822	1,821	1,821
Net income (loss) available to common stockholders	$19,636	$(22,234)	$15,870
Earnings (loss) per common share ("EPS"):
Basic	$0.45	$(0.54)	$0.41
Diluted	$0.45	$(0.54)	$0.41

Average common shares outstanding for diluted EPS	42,948,690	40,767,161	38,255,559

(1)     Fourth quarter of 2024 included $0.1 million of pre-tax expense related to the FDIC special assessment for the recovery of losses related to the closures of Silicon Valley Bank and Signature Bank.

(2)     Fourth quarter of 2024 includes $9.1 million of income tax expense related to the taxable gain and MEC Tax on the surrender of legacy BOLI assets.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SELECTED FINANCIAL HIGHLIGHTS

(Dollars in thousands except per share amounts)

	At or For the Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Per Share Data:
Reported EPS (Diluted)	$0.45	$(0.54)	$0.41
Cash dividends paid per common share	0.25	0.25	0.25
Book value per common share	29.58	29.34	28.84
Tangible common book value per share (1)	25.94	25.68	24.72
Common shares outstanding	43,799	43,622	38,932
Dividend payout ratio	55.56%	(46.30)%	60.98%

Performance Ratios (Based upon Reported Net Income):
Return on average assets	0.62%	(0.59)%	0.51%
Return on average equity	6.04	(6.02)	5.68
Return on average tangible common equity (1)	6.92	(8.16)	6.64
Net interest margin	2.95	2.79	2.21
Non-interest expense to average assets	1.90	1.76	1.52
Efficiency ratio	63.1	105.9	64.0
Effective tax rate	25.26	(19.44)	27.13

Balance Sheet Data:
Average assets	$13,777,665	$13,759,002	$13,794,924
Average interest-earning assets	12,963,320	12,974,958	13,015,755
Average tangible common equity (1)	1,145,915	1,080,177	968,719
Loan-to-deposit ratio at end of period (2)	93.6	93.0	98.8

Capital Ratios and Reserves - Consolidated: (3)
Tangible common equity to tangible assets (1)	8.15%	7.89%	7.21%
Tangible equity to tangible assets (1)	8.99	8.71	8.09
Tier 1 common equity ratio	11.12	11.06	10.00
Tier 1 risk-based capital ratio	12.23	12.17	11.11
Total risk-based capital ratio	15.71	15.65	13.78
Tier 1 leverage ratio	9.46	9.38	8.48
Consolidated CRE concentration ratio (4)	442	447	534
Allowance for credit losses/ Total loans	0.83	0.82	0.71
Allowance for credit losses/ Non-performing loans	155.85	179.37	218.42

(1)    See "Non-GAAP Reconciliation" tables for reconciliation of tangible equity, tangible common equity, and tangible assets.

(2)    Total deposits include mortgage escrow deposits, which fluctuate seasonally.

(3)	March 31, 2025 ratios are preliminary pending completion and filing of the Company’s regulatory reports.

(4)   The Consolidated CRE concentration ratio is calculated using the sum of commercial real estate, excluding owner-occupied commercial real estate, multifamily, and acquisition, development, and construction, divided by consolidated capital. The March 31, 2025 ratio is preliminary pending completion and filing of the Company’s regulatory reports.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED AVERAGE BALANCES AND NET INTEREST INCOME

(Dollars in thousands)

	Three Months Ended
	March 31, 2025			December 31, 2024			March 31, 2024
			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Interest-earning assets:
Business loans (1)	$2,748,142	$45,047	6.65%	$2,681,953	$46,791	6.94%	$2,308,319	$39,224	6.83%
One-to-four family residential, including condo and coop	962,046	11,069	4.67	943,319	11,061	4.66	886,588	9,770	4.43
Multifamily residential and residential mixed-use	3,796,754	42,329	4.52	3,848,579	44,152	4.56	4,000,510	46,019	4.63
Non-owner-occupied commercial real estate	3,214,758	41,326	5.21	3,265,906	42,865	5.22	3,371,438	44,776	5.34
Acquisition, development, and construction	138,428	2,906	8.51	139,440	3,101	8.85	169,775	3,692	8.75
Other loans	5,740	28	1.98	4,781	30	2.50	5,420	84	6.23
Securities	1,372,563	11,323	3.35	1,455,449	10,010	2.74	1,578,330	7,880	2.01
Other short-term investments	724,889	7,837	4.38	635,531	7,473	4.68	695,375	9,564	5.53
Total interest-earning assets	12,963,320	161,865	5.06%	12,974,958	165,483	5.07%	13,015,755	161,009	4.98%
Non-interest-earning assets	814,345			784,044			779,169
Total assets	$13,777,665			$13,759,002			$13,794,924

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing checking (2)	$912,852	$4,164	1.85%	$912,645	$5,115	2.23%	$582,047	$1,223	0.85%
Money market	4,076,612	31,294	3.11	3,968,793	33,695	3.38	3,359,884	30,638	3.67
Savings (2)	1,970,338	14,185	2.92	1,905,866	14,828	3.10	2,368,946	22,810	3.87
Certificates of deposit	973,108	8,431	3.51	1,126,859	11,135	3.93	1,655,882	18,398	4.47
Total interest-bearing deposits	7,932,910	58,074	2.97	7,914,163	64,773	3.26	7,966,759	73,069	3.69
FHLBNY advances	509,111	4,066	3.24	509,630	4,241	3.31	1,094,209	12,143	4.46
Subordinated debt, net	272,341	4,302	6.41	272,311	4,301	6.28	200,188	2,553	5.13
Other short-term borrowings	633	13	8.33	543	—	—	77	1	5.22
Total borrowings	782,085	8,381	4.35	782,484	8,542	4.34	1,294,474	14,697	4.57
Derivative cash collateral	104,126	1,197	4.66	99,560	1,070	4.28	130,166	1,713	5.29
Total interest-bearing liabilities	8,819,121	67,652	3.11%	8,796,207	74,385	3.36%	9,391,399	89,479	3.83%
Non-interest-bearing checking (2)	3,322,583			3,396,457			2,909,776
Other non-interest-bearing liabilities	213,876			209,712			247,717
Total liabilities	12,355,580			12,402,376			12,548,892
Stockholders' equity	1,422,085			1,356,626			1,246,032
Total liabilities and stockholders' equity	$13,777,665			$13,759,002			$13,794,924
Net interest income		$94,213			$91,098			$71,530
Net interest rate spread			1.95%			1.71%			1.15%
Net interest margin			2.95%			2.79%			2.21%
Deposits (including non-interest-bearing checking accounts) (2)	$11,255,493	$58,074	2.09%	$11,310,620	$64,773	2.28%	$10,876,535	$73,069	2.70%

(1)     Business loans include commercial and industrial loans, owner-occupied commercial real estate loans and PPP loans.

(2)     Includes mortgage escrow deposits.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SCHEDULE OF NON-PERFORMING ASSETS

(Dollars in thousands)

	At or For the Three Months Ended
	March 31,	December 31,	March 31,
Asset Quality Detail	2025	2024	2024
Non-performing loans ("NPLs")
Business loans (1)	$21,944	$22,624	$18,213
One-to-four family residential, including condominium and cooperative apartment	3,763	3,213	3,689
Multifamily residential and residential mixed-use	—	—	—
Non-owner-occupied commercial real estate	31,677	22,960	15
Acquisition, development, and construction	657	657	12,910
Other loans	—	25	—
Total Non-accrual loans	$58,041	$49,479	$34,827
Total Non-performing assets ("NPAs")	$58,041	$49,479	$34,827

Total loans 90 days delinquent and accruing ("90+ Delinquent")	$—	$—	$—

NPAs and 90+ Delinquent	$58,041	$49,479	$34,827

NPAs and 90+ Delinquent / Total assets	0.41%	0.34%	0.26%
Net charge-offs ("NCOs")	$7,058	$10,611	$739
NCOs / Average loans (2)	0.26%	0.39%	0.03%

(1)     Business loans include commercial and industrial loans, owner-occupied commercial real estate loans and PPP loans.

(2)     Calculated based on annualized NCOs to average loans, excluding loans held for sale.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(Dollars in thousands except per share amounts)

The following tables below provide a reconciliation of certain financial measures calculated under generally accepted accounting principles ("GAAP") (as reported) and non-GAAP measures. A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed in the most directly comparable measure calculated and presented in accordance with GAAP in the United States. The Company’s management believes the presentation of non-GAAP financial measures provides investors with a greater understanding of the Company’s operating results in addition to the results measured in accordance with GAAP. While management uses these non-GAAP measures in its analysis of the Company’s performance, this information should not be viewed as a substitute for financial results determined in accordance with GAAP or considered to be more important than financial results determined in accordance with GAAP.

The following non-GAAP financial measures exclude pre-tax income and expenses associated with the fair value change in equity securities and loans held for sale, net loss (gain) on sale of securities and other assets, severance, the FDIC special assessment, loss on extinguishment of debt and loss due to pension settlement. The non-GAAP financial measures also include taxes related to the surrender of BOLI assets.

	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Reconciliation of Reported and Adjusted (non-GAAP) Net Income (Loss) Available to Common Stockholders
Reported net income (loss) available to common stockholders	$19,636	$(22,234)	$15,870
Adjustments to net income (1):
Fair value change in equity securities and loans held for sale	(18)	(15)	842
Net loss (gain) on sale of securities and other assets	—	42,256	(2,968)
Severance	76	1,254	42
FDIC special assessment	—	126	—
Loss on extinguishment of debt	—	—	453
Loss due to pension settlement	7,231	1,215	—
Income tax effect of adjustments noted above (1)	(2,237)	(14,258)	518
BOLI tax adjustment (2):	—	9,073	—
Adjusted net income available to common stockholders (non-GAAP)	$24,688	$17,417	$14,757

Adjusted Ratios (Based upon Adjusted (non-GAAP) Net (Loss) Income as calculated above)
Adjusted EPS (Diluted)	$0.57	$0.42	$0.38
Adjusted return on average assets	0.77%	0.56%	0.48%
Adjusted return on average equity	7.46	5.67	5.32
Adjusted return on average tangible common equity	8.68	6.52	6.18
Adjusted non-interest expense to average assets	1.68	1.68	1.50
Adjusted efficiency ratio	55.8	58.0	64.7

(1)    Adjustments to net (loss) income are taxed at the Company's approximate statutory tax rate.

(2)    Reflects income tax expense related to the taxable gain and MEC Tax on the surrender of legacy BOLI assets during the three months ended December 31, 2024.

The following table presents a reconciliation of operating expense as a percentage of average assets (as reported) and adjusted operating expense as a percentage of average assets (non-GAAP):

	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Operating expense as a % of average assets - as reported	1.90%	1.76%	1.52%
Severance	—	(0.04)	—
FDIC special assessment	—	—	—
Loss on extinguishment of debt	—	—	(0.01)
Loss due to pension settlement	(0.21)	(0.04)	—
Amortization of other intangible assets	(0.01)	—	(0.01)
Adjusted operating expense as a % of average assets (non-GAAP)	1.68%	1.68%	1.50%

The following table presents a reconciliation of efficiency ratio (non-GAAP) and adjusted efficiency ratio (non-GAAP):

	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Efficiency ratio - as reported (non-GAAP) (1)	63.1%	105.9%	64.0%
Non-interest expense - as reported	$65,511	$60,613	$52,511
Severance	(76)	(1,254)	(42)
FDIC special assessment	—	(126)	—
Loss on extinguishment of debt	—	—	(453)
Loss due to pension settlement	(7,231)	(1,215)	—
Amortization of other intangible assets	(252)	(285)	(307)
Adjusted non-interest expense (non-GAAP)	$57,952	$57,733	$51,709
Net interest income - as reported	$94,213	$91,098	$71,530
Non-interest income (loss) - as reported	$9,633	$(33,861)	$10,467
Fair value change in equity securities and loans held for sale	(18)	(15)	842
Net loss (gain) on sale of securities and other assets	—	42,256	(2,968)
Adjusted non-interest income (non-GAAP)	$9,615	$8,380	$8,341
Adjusted total revenues for adjusted efficiency ratio (non-GAAP)	$103,828	$99,478	$79,871
Adjusted efficiency ratio (non-GAAP) (2)	55.8%	58.0%	64.7%

(1)	The reported efficiency ratio is a non-GAAP measure calculated by dividing GAAP non-interest expense by the sum of GAAP net interest income and GAAP non-interest income.
(2)	The adjusted efficiency ratio is a non-GAAP measure calculated by dividing adjusted non-interest expense by the sum of GAAP net interest income and adjusted non-interest income.

The following table presents the tangible common equity to tangible assets, tangible equity to tangible assets, and tangible common book value per share calculations (non-GAAP):

	March 31,	December 31,	March 31,
	2025	2024	2024
Reconciliation of Tangible Assets:
Total assets	$14,097,682	$14,353,258	$13,501,092
Goodwill	(155,797)	(155,797)	(155,797)
Other intangible assets	(3,644)	(3,896)	(4,753)
Tangible assets (non-GAAP)	$13,938,241	$14,193,565	$13,340,542

Reconciliation of Tangible Common Equity - Consolidated:
Total stockholders' equity	$1,412,013	$1,396,517	$1,239,371
Goodwill	(155,797)	(155,797)	(155,797)
Other intangible assets	(3,644)	(3,896)	(4,753)
Tangible equity (non-GAAP)	1,252,572	1,236,824	1,078,821
Preferred stock, net	(116,569)	(116,569)	(116,569)
Tangible common equity (non-GAAP)	$1,136,003	$1,120,255	$962,252

Common shares outstanding	43,799	43,622	38,932

Tangible common equity to tangible assets (non-GAAP)	8.15%	7.89%	7.21%
Tangible equity to tangible assets (non-GAAP)	8.99	8.71	8.09

Book value per common share	$29.58	$29.34	$28.84
Tangible common book value per share (non-GAAP)	25.94	25.68	24.72